SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported): March 18, 1999


                               JNS MARKETING, INC.
                               -------------------
             (Exact name of registrant as specified in its charter)

          Colorado                       0-13215                84-0940146
          --------                       -------                ----------
      (State or other            (Commission File Number)      (IRS Employer
jurisdication of incorporation)                              Identification No.)


1050 17th Street, Suite 1700. Denver, Colorado                      80265
----------------------------------------------                      -----
   (Address of principal executive offices)                      (Zip Code)


Registrant's telephone number, including area code: (303) 292-3883


 ------------------------------------------------------------------------------
         (Former name or former address, if changed since last report.)

Item 4. Changes in Registrant's Certifying Accountant.

     Effective March 18, 1999, the Registrant dismissed the accounting firm of Levine Hughes & Mithuen Inc., Englewood, Colorado, as its principal independent accountant. The Registrant's financial statements for the fiscal year ended September 30, 1997, were prepared assuming that the Registrant will continue as a going concern.

     On March 18, 1999, the Registrant engaged James E. Scheifley & Associates, P.C., Denver, Colorado, as its new principal independent accountant to audit the Registrant's financial statements. Neither the Registrant nor anyone on its behalf has consulted James E. Scheifley & Associates, P.C. regarding the application of accounting principles to a specific completed or contemplated transaction, or the type of audit opinion that might be rendered on the Registrant's financial statements.

     In addition, this Form 8-K is being filed to disclose (1) that the decision to change accountants was recommended and approved by the Registrant's Board of Directors; (2) that none of the former accountant's reports on the financial statements of the Registrant for either of the last two years contained an adverse opinion or a disclaimer or was qualified or modified as to uncertainty, audit scope, or accounting principles; and (3) that during the Registrant's two most recent fiscal years, there were not any disagreements with Levine Hughes & Mithuen Inc. on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure or "reportable events" with the former accountants. A copy of a letter from Levine Hughes & Mithuen Inc., Englewood, Colorado, the Registrant's former accountants, stating their agreement or disagreement with these disclosures is attached hereto as Exhibit 16.1.


Item 7. Financial Statements and Exhibits.

     (a) No Financial Statements are filed as part of this Report on Form 8-K.

     (c) The following Exhibit is filed with this Report on Form 8-K:

          16.1 Letter from Levine Hughes & Mithuen Inc. pursuant to Item 304(a)(3) of Regulation S-B





                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                                JNS MARKETING, INC.
                                                (Registrant)


Date: April 9, 1998                              /s/ Henry F. Schlueter
-------------------                              -------------------------------
                                                 Henry F. Schlueter, Secretary